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EXHIBIT 11.1

                                DOUBLECLICK INC.
           COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

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
                                                                               NUMBER OF
                                                                              COMMON AND
                                                                                COMMON                          WEIGHTED
                                                                              EQUIVALENT      DAYS              AVERAGE
                                                                                SHARES     OUTSTANDING           SHARES
                                                                               ---------   -----------           ------
YEAR ENDED DECEMBER 31, 1997
----------------------------

Class A Common Stock outstanding at January 1, 1997, and exchange
     for Common stock                                                          3,940,890         154           1,662,732
     Stock Options Exercised                                                      28,750          51               5,391

Class B Common Stock outstanding at January 1, 1997, and exchange
     for Common stock                                                          5,118,228         154           2,159,472

Class C Common Stock outstanding at January 1, 1997, and exchange
     for Common stock                                                                  2         154                   1

Issuance of Common Stock                                                       5,191,732         210           2,987,024

Issuance of Common Stock upon conversion of convertible note payable             779,302           1               2,135

Stock options exercised                                                          147,938     Various              41,956
                                                                                                             -----------

Weighted average shares used in basic net loss per share computation                                           6,858,711
                                                                                                             -----------

Net loss for the year ended December 31, 1997                                                                $(8,356,261)
                                                                                                             -----------
                                                                                                             -----------
Basic and diluted net loss per share                                                                         $     (1.22)
                                                                                                             -----------
                                                                                                             -----------

YEAR ENDED DECEMBER 31, 1998
----------------------------

Common stock outstanding at January 1, 1998                                    6,118,972         365           6,118,972

Stock options exercised                                                          314,481     Various             157,240

Issuance of common stock                                                       4,025,000         314           3,462,603

Issuance of common stock upon conversion of convertible preferred stock
     upon February 20, 1998 initial public offering                            6,234,434         314           5,363,321

Issuance of common stock                                                       2,875,000          15             118,151
                                                                                                            ------------
Weighted average shares used in basic net loss per share computation                                          15,220,287
                                                                                                            ------------
Net loss for the year ended December 31, 1998                                                               $(18,172,151)
                                                                                                            ------------
                                                                                                            ------------
Basic and diluted net loss per share                                                                        $      (1.19)
                                                                                                            ------------
                                                                                                            ------------
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